UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 28, 2010

Commission File Number 333-31395

VillageEDOCS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 N. TUSTIN AVENUE, SUITE 230, SANTA ANA, CA (Address of principal executive offices)	92705 (Zip Code)

(714) 734-1030
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

We have entered into agreements which amend our Stock Purchase Agreement and related Promissory Note entered into in connection with the acquisition of Decision Management Company, d/b/a Questys Solutions, Inc. (“Questys”) in August 2008.  These amendments have the effect of restructuring our remaining repayment obligations in connection with the acquisition of Questys.  Pursuant to the amendments, we paid the Questys shareholder $175,000 on July 30, 2010.  Our remaining payment obligation of $505,000 is repayable on a monthly basis through August 1, 2012 at twelve percent (12%) annual interest.  We will incur a twenty percent (20%) payment penalty for any late payments.  The security interest granted to the Questys shareholder, pursuant to the original sale documents, shall remain in full force and effect.  Reference is hereby made to the First Amendment to Stock Purchase Agreement and Forbearance and First Amendment to Promissory Note, which are include as exhibits to this Form 8-K, the terms of which are incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c)           Exhibits

Exhibit number	Description
--------------------	----------------
99.1	First Amendment to Stock Purchase Agreement and Forbearance Agreement by and between VillageEDOCS, Inc. and Questys shareholder, dated July 28, 2010.

99.2	First Amendment to Promissory Note by and between VillageEDOCS, Inc. and Questys shareholder, dated July 28, 2010.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 2, 2010	VillageEDOCS, Inc.

	By:	/s/ Michael A. Richard
	Print Name:	Michael A. Richard
	Title:	Chief Financial Officer